UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 8, 2008

Date of Report (Date of Earliest Event Reported)

ALERIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25825 Science Park Drive, Suite 400 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 910-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD.

On January 8, 2008, Aleris International, Inc. (the “Company”) issued a press release announcing that it will be permanently closing its Toronto, Ontario coil coating facility. Production will be phased-out during the first quarter of 2008 and the site will be permanently closed shortly thereafter. A copy of that press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K, including exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

The information contained in this Current Report on Form 8-K, including exhibit 99.1 attached hereto, contains certain forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These include statements that contain words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and similar expressions intended to connote future events and circumstances, and include statements regarding future actual and adjusted earnings and earnings per share; future improvements in margins, processing volumes and pricing; overall 2007 operating performance; anticipated higher adjusted effective tax rates; expected cost savings; success in integrating the Company’s recent acquisitions, including the acquisition of the downstream aluminum businesses of Corus Group plc; its future growth; future benefits from acquisitions and new products; expected benefits from changes in the industry landscape and post-hurricane reconstruction; and anticipated synergies resulting from the merger with Commonwealth, the acquisition of the downstream aluminum businesses of Corus Group plc and other acquisitions. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties would include, without limitation, the Company’s levels of indebtedness and debt service obligations; its ability to effectively integrate the business and operations of its acquisition; further slowdowns in automotive production in the U.S. and Europe; the financial condition of the Company’s customers and future bankruptcies and defaults by major customers; the availability at favorable cost of aluminum scrap and other metal supplies that the Company processes; the ability of the Company to enter into effective metals, natural gas and other commodity derivatives; continued increases in natural gas and other fuel costs of the Company; a weakening in industrial demand resulting from a decline in U.S. or world economic conditions, including any decline caused by terrorist activities or other unanticipated events; future utilized capacity of the Company’s various facilities; a continuation of building and construction customers and distribution customers reducing their inventory levels and reducing the volume of the Company’s shipments; restrictions on and future levels and timing of capital expenditures; retention of the Company’s major customers; the timing and amounts of collections; currency exchange fluctuations; future write-downs or impairment charges which may be required because of the occurrence of some of the uncertainties listed above; and other risks listed in the Company’s filings with the Securities and Exchange Commission , including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006, particularly the section entitled “Risk Factors” contained therein. The forward-looking statements contained in this report and on such exhibit are made only as of the date hereof. We do not assume any obligation to update any of these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 8, 2008.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2008

Aleris International, Inc.

By:	/s/ Joseph M. Mallak
Joseph M. Mallak
Senior Vice President,
Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 8, 2008.